UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2005

RUDOLPH TECHNOLOGIES, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware 000-27965 22-3531208
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Rudolph Road Flanders, New Jersey	07836
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 691-1300

___________________________________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

The information set forth under "Item 3.03 Material Modification to Rights of Securities Holders" is incorporated herein by reference.

Item 3.03.  Modifications to Rights of Security Holders and Item 5.03 Amendments to Certificate of Incorporation or Bylaws.

     On June 27, 2005, Rudolph Technologies, Inc. (the "Company" or "we") filed with the Delaware Secretary of State a Certificate of Designations (the "Certificate of Designations") setting forth the terms of the Company's Series A Junior Participating Preferred Stock, par value $0.001 per share (the "Preferred Shares").  The Certificate of Designations was filed in connection with the adoption on June 27, 2005 by our Board of Directors of a Stockholder Rights Plan (the "Rights Plan").

            In connection with the Rights Plan, our Board of Directors declared a dividend of one preferred share purchase right (the "Rights") for each outstanding share of our common stock, par value $0.001 per share (the "Common Shares"), outstanding at the close of business on June 28, 2005 (the "Record Date"). Each Right will entitle the registered holder thereof, after the Rights become exercisable and until June 28, 2015 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-thousandth (1/1000th) of a Preferred Share, at a price of $120.00 per one one-thousandth (1/1000th) of a Preferred Share, subject to certain anti-dilution adjustments (the "Purchase Price").

            Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares (an "Acquiring Person") or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the Common Shares (the earlier of (i) and (ii) being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate. The Rights will be transferred with and only with the Common Shares until the Distribution Date or earlier redemption or expiration of the Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights will at no time have any voting rights.

            The Agreement provides that each of (i) August Technology Corporation ("August"), by virtue of those certain Parent Stockholder Voting Agreements (as defined in that certain Agreement and Plan of Merger, dated as of the date of the Rights Plan, between the Company, NS Merger Sub, Inc. and August), and (ii) Liberty Partners Holdings 11, L.L.C. and its affiliates and associates, is an "Exempt Person."

            Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $10.00 per share but will be entitled to an aggregate dividend of 1,000 times the dividend, if any, declared per Common Share. In the event of the liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a preferential liquidation payment of $1,000 per share plus any accrued but unpaid dividends but will be entitled to an aggregate payment of 1,000 times the payment made per Common Share. Each Preferred Share will have 1,000 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. Preferred Shares will not be redeemable. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Share's dividend, liquidation and voting rights, the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

            In the event that a Person becomes an Acquiring Person or if we were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of one Right. In the event that, after a person has become an Acquiring Person, we were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.

At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, for that number of Common Shares having an aggregate value equal to the excess of the value of the Common Shares issuable upon the exercise of a Right and the then current Purchase Price.

            The Rights may be redeemed in whole, but not in part, at a price of $0.001 per Right (the "Redemption Price") by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

            The Rights will expire on June 28, 2015 (unless earlier redeemed, exchanged or terminated). American Stock Transfer & Trust Company is the Rights Agent.

            The Purchase Price payable, and the number of one one-thousandths of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

            Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

            Any of the provisions of the Rights Agreement dated as of June 27, 2005 between the Company and the Rights Agent (the "Rights Agreement") may be amended by our Board of Directors for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, we may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holder of the Rights.

            One Right will be distributed to our stockholders for each Common Share owned of record by them on June 28, 2005. As long as the Rights are attached to the Common Shares, we will issue one Right with each new Common Share so that all such shares will have attached Rights. As of March 1, 2005, there were 16,855,318 shares of Common Stock issued and outstanding.  The Company has agreed that, from and after the Distribution Date, we will initially reserve 50,000 Preferred Shares for issuance upon exercise of the Rights.

            The Rights are not being distributed in response to any specific effort to acquire control of the Company. The Rights are designed to assure that all our stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other potentially abusive tactics to gain control of the Company, while not foreclosing a fair acquisition bid for the Company.

            The Rights Agreement specifying the terms of the Rights is incorporated herein by reference as Exhibit 4.1 to this Form 8-K Current Report.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

            On June 27, 2005, the Company filed a Certificate of Designation of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware.  Pursuant thereto, the Company authorized 50,000 shares of its preferred stock to be designated Series A Junior Participating Preferred Stock, as further described under "Item 3.03 Material Modification to Rights of Securities Holders."  As of the date of this Form 8-K Current Report, none of the shares of Series A Junior Participating Preferred Stock have been issued.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

3.4 (1)	Certificate of Designations for Series A Junior Participating Preferred Stock of Rudolph Technologies, Inc.
4.1(2)

Rights Agreement, dated as June 27, 2005, between Rudolph Technologies, Inc. and American Stock Transfer & Trust Company, which includes the form of Certificate of Designations of the Series A Junior Participating Preferred Stock of Rudolph Technologies, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release, dated as of June 28, 2005, announcing the adoption of the Rudolph Technologies, Inc. Rights Plan.

(1)   Incorporated by reference to the Form 8-A filed by the Company, Inc. on June 28, 2005.

(2)   Incorporated by reference to the Form 8-A filed by the Company, Inc. on June 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUDOLPH TECHNOLOGIES, INC.

Date: June 28, 2005
By: /s/ Steven R. Roth
Name: Steven R. Roth
Title:> Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.4(1)	Certificate of Designations for Series A Junior Participating Preferred Stock of Rudolph Technologies, Inc.
>4.1(2)

Rights Agreement, dated as June 27, 2005, between Rudolph Technologies, Inc. and American Stock Transfer & Trust Company, which includes the form of Certificate of Designations of the Series A Junior Participating Preferred Stock of Rudolph Technologies, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release, dated as of June 28, 2005, announcing the adoption of the Rudolph Technologies, Inc. Rights Plan.

(1)   Incorporated by reference to the Form 8-A filed by the Company, Inc. on June 28, 2005.

(2)   Incorporated by reference to the Form 8-A filed by the Company, Inc. on June 28, 2005.

 Exhibit 99.1

RUDOLPH ADOPTS STOCKHOLDER RIGHTS PLAN

FLANDERS, N.J., June 28, 2005 - Rudolph Technologies, Inc. (Nasdaq: RTEC) today announced that the Board of Directors of Rudolph has adopted a Stockholder Rights Plan (the "Rights Plan"). The Rights Plan is intended to enable all Rudolph stockholders to realize the long-term value of their investment in Rudolph. The Rights Plan will not prevent a takeover, but should encourage anyone seeking to acquire Rudolph to negotiate with the Board of Directors prior to attempting a takeover. The Rights Plan will expire in 2015.

Pursuant to the Rights Plan, the Rudolph Board declared a dividend distribution of one Preferred Share Purchase Right (a "Right") on each outstanding share of Rudolph common stock. Subject to limited exceptions, the Rights will be exercisable if a person or group acquires 15% or more of Rudolph' common stock or announces a tender offer for 15% or more of the common stock. Under certain circumstances, each Right will entitle stockholders to buy one one-thousandth of a share of newly created Series A Junior Participating Preferred Stock of Rudolph at an exercise price of $120. The Rudolph Board will be entitled to redeem the Rights at $0.001 per Right at any time before a person has acquired 15% or more of the outstanding common stock.

The Agreement exempts each of (i) August Technology Corporation ("August"), by virtue of those certain Parent Voting Agreements (as defined in that certain Agreement and Plan of Merger, dated as of the date of the Rights Plan, between the Company, NS Merger Sub, Inc. and August), and (ii) Liberty Partners Holdings 11, L.L.C and its affiliates and associates.

The Rights are not being distributed in response to any specific effort to acquire control of Rudolph. The Rights are designed to assure that all Rudolph stockholders receive fair and equal treatment in the event of any proposed takeover of Rudolph and to guard against partial tender offers, open market accumulations and other potentially abusive tactics to gain control of Rudolph, while not foreclosing a fair acquisition bid for Rudolph.

If a person becomes an Acquiring Person, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of common shares of Rudolph having a market value at that time of twice the Right's exercise price, other than Rights held by the Acquiring Person which will become void and will not be exercisable. An Acquiring Person is defined as a person who acquires 15% or more of the outstanding common stock of Rudolph. If Rudolph is acquired in a merger or other business combination transaction that has not been approved by the Board of Directors, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the Right's exercise price.

The dividend distribution to establish the new Rights Plan will be payable to stockholders of record on June 28, 2005. The Rights distribution is not taxable to stockholders.

ABOUT RUDOLPH TECHNOLOGIES, INC.

Rudolph Technologies is a worldwide leader in the design, development and manufacture of high-performance process control metrology and defect inspection systems used by semiconductor device manufacturers. The Company's products provide a full-fab solution through its families of proprietary systems, which are used throughout the device manufacturing process. Rudolph's product development has successfully anticipated and addressed many emerging trends that are driving the semiconductor industry's growth in order to enhance the competitiveness of its products in the marketplace. The Company's success in creating complementary metrology and inspection applications through aggressive research and development is key to Rudolph's strategy for continued technological and market leadership.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "would," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of those and other comparable words and phrases. Rudolph wishes to take advantage of the "safe harbor" provided for by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward- looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the control of Rudolph. Factors that could cause actual results to differ materially include, but are not limited to: (1) cyclicality of the semiconductor industry; (2) customer concentration; (3) introduction of new products by our competitors; and (4) sole or limited sources of supply. Factors that May Affect Future Results" in Rudolph's Form 10-K filed for the year ended December 31, 2004, which also summarizes certain other risks and uncertainties. These factors are updated from time to time through the filing of reports and registration statements with the Securities and Exchange Commission. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.